EXHIBIT 23.1

                          Independent Auditor's Consent

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, file number 333-59476, of our report dated May 31, 2001, relating to the financial statements of Rockport Healthcare Group, Inc. appearing in the Form 10-KSB/A (Third Amendment) for the year ended March 31, 2001.

Hein + Associates LLP
Houston, Texas
July 29, 2002


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